UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2009

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GWS Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-52504	20-2721447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 N. Greenway-Hayden Loop, Suite C4, Scottsdale AZ 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 619-4747

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

On September 11, 2009, the Board of Directors of GWS Technologies, Inc. (the “Company”) dismissed Seale and Beers, CPAs as its independent registered public accounting firm. On the same date, September 11, 2009, the Company signed a letter of engagement with the accounting firm of Mantyla McReynolds LLC engaging that firm as the Company’s new independent registered public accounting firm. The Company was informed by Mantyla McReynolds LLC that it was required to perform certain due diligence prior to final acceptance of this appointment, including communicating with the prior public accounting firm, Seale and Beers, CPAs. Mantyla McReynolds LLC completed its due diligence and accepted this appointment and was engaged as the Company’s new independent registered public accounting firm on September 14, 2009. The decision to change accountants was approved by the Company’s Board of Directors (the Company currently has only two directors and therefore does not have a separate audit committee).

(b)

During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Mantyla McReynolds LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B. The Company has also retained Mantyla McReynolds LLC to re-audit the balance sheet of the Company as of October 31, 2008, and the related statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year then ended.

(c)

Mantyla McReynolds LLC has affirmatively represented to the Company that their audit of the financial statements will be conducted in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will include tests of the Company’s accounting records and other procedures they consider necessary to enable them to express an opinion.

(d)

Mantyla McReynolds LLC has also affirmatively represented to the Company that they will plan and perform the audit of the financial statements to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether from (1) errors, (2) fraudulent financial reporting, (3) misappropriation of assets, or (4) violations of laws or regulations that are attributable to the Company or to acts by management or employees acting on behalf of the Company.

(e)

Seale and Beers, CPAs were engaged by the Company from August 7, 2009 through September 11, 2009. During that period, Seale and Beers did not prepare any reports regarding the Company’s financial statements. During the Company’s two most recent fiscal years and the subsequent interim periods preceding the dismissal of Seale and Beers, CPAs there were no disagreements with Seale and Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, except for the following:

On September 11, 2009, Seale and Beers, CPAs notified the Company that it had  outstanding accounting issues, being that it had requested certain promissory notes in support of the April 30, 2009 financial statements reviewed by former public accounting firm Moore & Associates and further indicating that, in the event such documentation could not be produced, a restatement of those financial statements (specifically, accrued interest relating to the promissory notes) would be required.

(f)

The Company currently has only two directors and therefore does not have a separate audit committee and the entire board of directors did not communicate with Seale and Beers, CPAs regarding this issue; however, Richard Reincke, a member of the Company’s Board of Directors and President and CEO of the Company, communicated with Seale and Beers, CPAs on behalf of the Company. Mr. Reincke further authorized (and, indeed, urged) Seale and Beers, CPAs to respond fully to the inquiries of the successor accounting firm, Mantyla McReynolds LLC, concerning the promissory notes and accrued interest thereon, and further authorized Seale and Beers, CPAs to discuss any other matters, without limitation, regarding the financial statements, records, or accounting procedures of the Company with the successor accounting firm, Mantyla McReynolds, LLC.

(g)

On October 1, 2009, the Company requested that Seale and Beers, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. As of October 6, 2009, Seale and Beers, CPAs, had not responded to that request.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)

Not Applicable.

b)

Not Applicable.

c)

Not Applicable.

d)

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2009

GWS TECHNOLOGIES, INC.

By:	/s/ RICHARD REINCKE
Name:	Richard Reincke
Title:	President

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